UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2024

IRIS ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Delaware	001-40167	85-3901431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd Floor Zephyr House

122 Mary Street, George Town

PO Box 10085

Grand Cayman KY1-1001, Cayman Islands

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 971 4 3966949

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-fourth of one Redeemable Warrant	IRAAU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	IRAA	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Class A Common Stock $11.50 per share	IRAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Promissory Note

On October 4, 2023, Iris Acquisition Corp, a Delaware corporation (the “Company”) issued an unsecured promissory note in the aggregate principal amount up to $1,500,000 (the “Note”) to Liminatus Pharma LLC (the “Payee”). Pursuant to the Note, Liminatus agreed to loan to the Company an aggregate amount up to $1,500,000 through a series of advances to fulfill the working capital needs of the Company. The Note matures upon the earlier of: (i) the closing of the Company's business combination, or (ii) thirty days following the termination of the business combination agreement; provided, however, in the event the Company commences liquidation proceedings within such thirty (30) day period, the Note will be cancelled and all amounts due thereunder, including all principal and accrued interest, shall be forgiven.

On February 28, 2024, the Company and the Payee amended and restated the Note (the “Amended Note”). The Amended Note increased the aggregate principal amount to up to $2,500,000, and added advances that occurred under the Note.

The foregoing descriptions of the Note and Amended Note are qualified in their entirety by reference to the full text of the Note and Amended Note, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Administrative Support Agreement

On March 11, 2024, the Company entered into an administrative support agreement (the “Agreement”) with Arrow Capital Management LLC (“Arrow”). Pursuant to the Agreement, Arrow will provide certain office space, utilities and secretarial and administrative support (the “Services”) to the Company. In exchange for the Services, the Company will pay to Arrow $10,000 per month, begining January 1, 2024, and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.3, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2024, the Company filed with the Secretary of State of the State of Delaware an amendment to the Company’s amended and restated certificate of incorporation (the “Fourth Amendment”) to change the date by which the Company must consummate a business combination to June 9, 2024 (the “Extension Amendment”) (subject to an additional three month extension at the discretion of the Board of Directors of the Company (the “Board”)).

The Company’s stockholders approved the Extension Amendment at a special meeting of stockholders of the Company (the “Special Meeting”) on March 7, 2024. The foregoing description of the Extension Amendment is qualified in its entirety by the full text of the Extension Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 7, 2024, at the Special Meeting, a total of 7,045,922 (or 96.432%) of the Company’s issued and outstanding shares of Class A common stock held of record as of February 9, 2024, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the Special Meeting, each of which were approved. The final vote tabulation for each proposal is set forth below.

Proposal 1. To approve amendments to the Company’s charter to change the date by which the Company must consummate a business combination to June 9, 2024 (subject to an additional three month extension at the discretion of the Board).

For	Against	Abstained	Broker Non-Votes
7,045,922	0	0	0

Proposal 2. To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Proposal.

For	Against	Abstained	Broker Non-Votes
7,045,922	0	0	0

Although this proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the Special Meeting was determined not to be necessary or appropriate.

In connection with the Special Meeting, stockholders holding 119,572 shares properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.65 per share, subject to adjustment for applicable taxes, including, but not limited to, franchise tax, excise tax and income tax. Following such redemptions, approximately $3,081,166.17 will be left in trust, subject to adjustment for applicable taxes, including, but not limited to, franchise tax, excise tax and income tax and 7,187,037 shares will remain outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation of Iris Acquisition Corp, filed on March 7, 2024
10.1	Promissory Note, dated as of October 4, 2023
10.2	First Amended and Restated Promissory Note, dated as of February 28, 2024
10.3	Administrative Support Agreement, dated February 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS ACQUISITION CORP

Date: March 12, 2024	By:	/s/ Sumit Mehta
		Name:	Sumit Mehta
		Title:	Chief Executive Officer